UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2018

Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

8111 Smith’s Mill Road, New Albany, Ohio 43054

(Address of principal executive offices Zip Code)

(614) 491-2225

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On January 12, 2018, Post Holdings, Inc. (“Post”) completed its previously announced acquisition of Bob Evans Farms, Inc. (“Bob Evans”). Pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 18, 2017, among Post, Haystack Corporation, a wholly-owned subsidiary of Post (“Merger Sub”), and Bob Evans, pursuant to which Merger Sub merged with and into Bob Evans (the “Merger”), with Bob Evans surviving the merger as a wholly-owned subsidiary of Post.

On January 12, 2018, in connection with the completion of the Merger, Bob Evans terminated the Credit Agreement, dated as of April 28, 2017, by and among BEF Foods Inc., as borrower; Bob Evans, and certain of its subsidiaries parties thereto, as guarantors; Bank of America, N.A., as administrative agent, and the other Lenders party thereto (the “Credit Agreement”). No material early termination penalties were incurred by Bob Evans in connection with the termination of the Credit Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 12, 2018, pursuant to the terms of the Merger Agreement, Post completed its acquisition of Bob Evans through the Merger. At the effective time of the Merger (the “Effective Time”), each share of common stock of Bob Evans, $0.01 par value per share (the “Bob Evans Common Stock”), issued and outstanding immediately prior to the Effective Time (other than treasury stock and any shares of Bob Evans Common Stock owned by Bob Evans, Post, Merger Sub, any of their wholly-owned subsidiaries, or any person who properly demands and perfects statutory appraisal of their shares (the “Appraisal Shares”) was converted into the right to receive $77.00 in cash, without interest (the “Per Share Merger Consideration”).

In addition, at the Effective Time, subject to certain exceptions, each option to purchase Bob Evans Common Stock outstanding as of the Effective Time, whether vested or unvested, was converted into the right to receive a cash payment equal to the product of (1) the total number of shares of Bob Evans Common Stock subject to such option and (2) the amount by which the Per Share Merger Consideration exceeded the exercise price per share of Bob Evans Common Stock subject to such option as of immediately prior to the Effective Time, less any applicable taxes. Subject to certain exceptions, as of the Effective Time, all other Bob Evans equity-based awards, subject to time-based or performance-based vesting conditions, were converted into the right to receive a cash payment equal to the product of (1) the total number of shares of Bob Evans Common Stock underlying such awards immediately prior to the Effective Time and (2) the Per Share Merger Consideration, less any applicable taxes. Holders of approximately 22% of the shares of Bob Evans Common Stock outstanding immediately prior to the Effective Time have made demands for appraisal.

A copy of the Merger Agreement was filed as Exhibit 2.1 to the Form 8-K filed by Bob Evans with the Securities and Exchange Commission (the “SEC”) on September 19, 2017 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, all of the issued and outstanding stock of Bob Evans is currently owned by Post. In connection with the closing of the Merger, Bob Evans notified the Nasdaq Global Select Market (the “Nasdaq”) on January 11, 2018 that each share of Bob Evans Common Stock (other than treasury stock and any shares of Bob Evans Common Stock owned by Bob Evans, Post, Merger Sub, any of their wholly-owned subsidiaries, which would be canceled as of the Effective Time, or the Appraisal Shares) issued and outstanding immediately prior to the Effective Time would be converted into the right to receive the Per Share Merger Consideration as of the Effective Time. On January 11, 2018, Bob Evans requested that the Nasdaq file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) on Form 25 to delist Bob Evans Common Stock. Additionally, Bob Evans intends to file with the SEC a certification on Form 15 under the Exchange Act requesting that Bob Evans’ reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

A change in control of Bob Evans occurred on January 12, 2018 when, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Bob Evans, with Bob Evans surviving the Merger. In the Merger, each share of Bob Evans Common Stock (other than treasury stock and any shares of Bob Evans Common Stock owned by Bob Evans, Post, Merger Sub, any of their wholly-owned subsidiaries, which were canceled, or the Appraisal Shares) issued and outstanding immediately prior to the Effective Time was converted into the right to receive the Per Share Merger Consideration. As a result of the Merger, Bob Evans became a wholly-owned subsidiary of Post.

The aggregate Merger Consideration payable by Post in connection with the Merger is approximately $1.5 billion (assuming amounts payable with respect to the Appraisal Shares also would be $77.00 per share). Post also paid approximately $200 million to retire certain debt and other obligations of Bob Evans, including the Credit Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, effective as of the Effective Time, each of J. Michael Townsley, Douglas N. Benham, Charles M. Elson, Mary Kay Haben, David W. Head, Kathleen S. Lane, Eileen A. Mallesch, Larry S. McWilliams and Michael F. Weinstein ceased to be directors of Bob Evans.

Pursuant to the terms of the Merger Agreement, each of Jeff A. Zadoks, Diedre J. Gray and Randy C. Ridenhour, as the members of Merger Sub’s board of directors immediately prior to the Effective Time, became directors of Bob Evans following the Effective Time. Each director is to serve until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

Item 5.03.	Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of Bob Evans was amended and restated in its entirety. The Amended and Restated Certificate of Incorporation of Bob Evans is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Pursuant to the Merger Agreement, at the Effective Time, the bylaws of Bob Evans were amended and restated in their entirety. The Amended and Restated Bylaws of Bob Evans is filed as Exhibit 3.2 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, among Post Holdings, Inc., Bob Evans Farms, Inc. and Haystack Corporation, dated as of September 18, 2017 (incorporated by reference to Exhibit 2.1 of Bob Evans’ Current Report on Form 8-K filed with the SEC on September 19, 2017).

3.1	Amended and Restated Certificate of Incorporation, adopted January 12, 2018.

3.2	Amended and Restated Bylaws, adopted January 12, 2018.

*	Certain schedules have been omitted and Bob Evans agrees to furnish supplementally to the SEC a copy of any omitted exhibits and schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bob Evans Farms, Inc. (Registrant)

Date: January 12, 2018	By:	/s/ Colin M. Daly
Colin M. Daly, Executive Vice President, General Counsel and Secretary